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                                                                    EXHIBIT 10.2


                              PHARMACIA CORPORATION

                 DIRECTORS EQUITY COMPENSATION AND DEFERRAL PLAN


     The Pharmacia Corporation Directors Equity Compensation and Deferral Plan (the "Plan") is a continuation and amendment and restatement of the Pharmacia & Upjohn, Inc. Directors Equity Compensation and Deferral Plan (the "P&U Plan").

     The purpose of the Plan is to provide non-employee members of the Board of Directors (the "Board") of Pharmacia Corporation (the "Company") with the opportunity to receive grants of nonqualified stock options and stock awards. The Plan also permits non-employee directors to defer payment of part or all of their directors fees payable by the Company. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

     As a result of the merger contemplated by the Agreement and Plan of Merger dated as of December 19, 1999, as amended (the "Merger Agreement"), among Monsanto Company ("Monsanto"), a subsidiary of Monsanto and Pharmacia & Upjohn, Inc. ("P&U"), all outstanding stock options, stock awards and deferrals under the P&U Plan have been converted into options, stock awards and deferrals with respect to shares of common stock of the Company under this Plan. The number of shares and exercise price for such options, stock awards and deferrals have been adjusted pursuant to the Merger Agreement.

         1. Administration

               (1) Committee. The Plan shall be administered and interpreted by the Board or by a committee of "non-employee directors," as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), appointed by the Board. If a committee administers the Plan, references in the Plan to the "Board," as they relate to Plan administration, shall be deemed to refer to the committee.

               (2) Board Authority. The Board shall have the sole authority to
(i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, (v) establish the terms of deferrals and payments under the Plan, and
(vi) deal with any other matters arising under the Plan.

               (3) Board Determinations. The Board shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or
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amend such rules, regulations, agreements and instruments for implementing the
Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Board's interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

         2. Grants

         Awards under the Plan may consist of nonqualified stock options as described in Section 5 ("Options") and stock awards as described in Section 6 ("Stock Awards") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing by the Board to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). Unrestricted Stock Awards may be granted without a Grant Instrument. The Board shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the Directors.

         3. Shares Subject to the Plan

         (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 400,000 shares. The shares shall all be treasury shares of Company Stock, and all Grants and other Company Stock payments under the Plan must be made from treasury shares. If and to the extent Options granted under the Plan (including without limitation Options granted under the P&U Plan) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards (including without limitation Stock Awards granted under the P&U Plan) are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan. If shares of Company Stock are used to pay the exercise price of an Option, only the net number of shares received by the Director pursuant to such exercise shall be considered to have been issued or transferred under the Plan with respect to such Option, and the remaining number of shares subject to the Option shall again be available for purposes of the Plan.

               (2) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced

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as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for distribution under the Plan, the number of shares covered by outstanding Grants and deferrals, the kind of shares issued under the Plan, and the price per share of outstanding Grants may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits of Plan participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.

         4. Eligibility for Participation; Grant Elections

               (1) Eligibility. All members of the Board who are not employees of the Company or a subsidiary ("Directors") shall be eligible to participate in the Plan.

               (2) Grant Elections. The Board may establish amounts and terms for Grants as it deems appropriate, pursuant to Sections 5 and 6. Before the beginning of each Plan Year (as defined below), each Director may elect to receive, as part of his compensation to be earned as a director, Stock Awards or Options, in amounts to be determined by the Board before the beginning of the Plan Year. If a Director makes no affirmative election, the Director will receive a Stock Award. The Options and Stock Awards shall be granted on the first day of the Plan Year for which the elections are effective or as of such other date as the Board may determine. Unless the Board determines otherwise, each Option shall have an exercise price (the "Exercise Price") equal to the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted, shall be fully exercisable on the date of grant and shall have a ten-year term. Unless the Board determines otherwise, each Stock Award shall be fully vested on the date of grant.

               (3) Plan Year. The first Plan Year for the restated Plan is the period beginning on the date of the next Board meeting following the effective date of the restated Plan and ending on the day before the 2001 annual Company shareholders meeting. For subsequent years, a Plan Year is each period that begins on the date of an annual Company shareholders meeting and ends on the day before the next annual Company shareholders meeting.

     5. Terms of Options

               (1) Type of Option and Price. The Board shall establish the terms of each Option in the Grant Instrument as follows:

                    (1) All Options granted under the Plan shall be nonqualified stock options, which are not intended to qualify as "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.


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                    (2) The Exercise Price shall be determined by the Board and shall be not less than the Fair Market Value of a share of Company Stock on the date the Option is granted.

                    (3) "Fair Market Value" shall mean, per share of Company Stock, the average of the highest and lowest prices of the Company Stock on the New York Stock Exchange (the "NYSE"), or such other national securities exchange as may be designated by the Board, on the applicable date, or, if there are no sales of Company Stock on the NYSE on such date, then the average of the highest and lowest prices of the Company Stock on the last previous day on which a sale on the NYSE is reported.

               (2) Option Term. The Board shall determine the term of each Option, which shall not exceed ten years from the date of grant.

               (3) Exercisability of Options. Options may become exercisable immediately upon grant or they may become exercisable over time in accordance with such terms and conditions as may be determined by the Board and specified in the Grant Instrument. The Board may accelerate the exercisability of any or all outstanding Options at any time for any reason.

               (4) Termination of Service. The Board shall determine whether and under what circumstances Options may be exercised after a Director ceases to be a member of the Board. Unless the Board determines otherwise, if a Director ceases to be a member of the Board for any reason, the Director's Options that are exercisable at the date the Director ceases to be a member of the Board shall continue to be exercisable for three years following the date the Director ceases to be a member of the Board (but not later than the expiration of the Option term).

               (5) Exercise of Options. A Director may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Director shall pay the Exercise Price for an Option as specified by the Board (i) in cash, (ii) with the approval of the Board, by delivering shares of Company Stock owned by the Director (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or by attestation (on a form prescribed by the Board) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or (iv) by such other method as the Board may approve. Shares of Company Stock used to exercise an Option shall have been held by the Director for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The

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Director shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise.

     6. Stock Awards

     The Board may issue or transfer shares of Company Stock to a Director under a Stock Award, upon such terms as the Board deems appropriate. The following provisions are applicable to Stock Awards:

               (1) General Requirements. The Board shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration (subject to applicable state law), and subject to restrictions or no restrictions, as determined by the Board. The period of time during which the Stock Award will remain subject to any restrictions imposed by the Board will be designated in the Grant Instrument as the "Restriction Period." All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

               (2) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Director may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor under
Section 10. Each certificate for a Stock Award shall contain a legend giving appropriate notice of the restrictions. The Director shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Board may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for Stock Awards until all restrictions on such shares have lapsed.

               (3) Right to Vote and to Receive Dividends. During the Restriction Period, the Director shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

     7. Deferral of Directors Compensation

               (1) Terms of Deferral Elections. Directors may elect to defer payment of their Stock Awards and their fees to be earned for service as a member of the Board or any committee of the Board, on such terms as the Board may establish. Unless the Board determines otherwise, deferrals may be made according to the provisions of subsections (b) through (e) below. The Board may modify the following terms as it deems appropriate.


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               (2) Deferral Elections.

                    (1) Before the beginning of each Plan Year, each Director shall have the right to defer the payment of the retainer fees, committee fees and Stock Awards to be earned by the Director for service as a member of the Board for the Plan Year. The election shall be effective for the Plan Year for which the election is made and all subsequent Plan Years until a new election form is filed with the Company. Any new election shall be effective as of the beginning of the Plan Year following the date on which the election is made. Elections shall be made by delivery of an executed election form to the Company.

                    (2) Unless the Board determines otherwise, a Director may elect to defer 25%, 50%, 75% or 100% of the cash fees to be earned by the Director for the Plan Year and/or 100% of the Stock Awards to be earned by the Director for the Plan Year.

                    (3) If a Director first becomes a Director at a date other than an annual shareholders meeting, the Director's deferral election may be effective as of the date of the Director's first Board meeting or such other date as the Board determines.

                    (4) When a Director elects to defer fees or Stock Awards, the Company shall create an account on the books and records of the Company and shall credit to the account the Director's deferred fees, deferred Stock Awards and any interest equivalents and dividend equivalents credited with respect to the deferred amounts. A Director's deferred cash fees shall be credited to the Director's account as of the date on which the fees would otherwise have been paid to the Director. If a Director elects to have cash fees paid in Company Stock, the fees to be deferred shall be converted into hypothetical shares of Company Stock as of the date on which the fees would otherwise have been paid, based on the Fair Market Value of the Company Stock on that date. A Director's deferred Stock Awards shall be credited to the Director's account on the first day of the Plan Year as of which they are granted or such other date as the Board may determine.


               (3) Methods of Payment.

                    (1) A Director who elects to defer fees or Stock Awards shall elect one of the following methods of payment of the deferred amounts, in his or her deferral election form:

               (x) Payment may be made in up to 10 substantially equal annual installments, commencing in January of the calendar year following the calendar year in which the Director resigns, retires or is removed from the Board and continuing annually until the total amount of all fees subject to the election shall have been paid.


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               (y) Payment may be made in one lump sum payment equal to the full amount of the fees subject to such election, payable in January of the calendar year following the calendar year in which the Director resigns, retires or is removed from the Board.

                    (2) A Director's deferred Stock Awards shall be paid in the form of Company Stock. A Director's deferred cash fees shall be paid in cash or in shares of Company Stock, as the Director shall elect in his or her deferral election form.

                    (3) The Company shall pay a Director's deferred amounts to the Director in the manner and at the times elected by the Director in his or her deferral election form, except that if, after a Director has become entitled to payment of deferred amounts, the remaining deferred amounts are less than $5,000 or 100 shares of Company Stock, payment of all remaining deferred amounts shall be accelerated and paid in January of the following calendar year.

                    (4) If a Director dies before or after commencement of payment of his or her deferred amounts, the then remaining unpaid portion shall be paid to the Director's beneficiary designated in the designation of beneficiary form delivered by the Director to the Company. In the event no such beneficiary shall have been designated by the Director, the executor or administrator of the Director's estate shall be entitled to receive any remaining unpaid portion of his deferred amounts. Payment shall be made in a single payment as soon as practicable after the Director's death, in cash or shares of Company Stock according to the Director's initial election.

                    (5) If, at the time of payment, the aggregate number of shares of Company Stock payable to a Director shall not be divisible into whole shares by the applicable number of remaining installments, each remaining installment, except the last, shall consist of the nearest number of whole shares into which such number shall be divisible by the number of installments, and the last installment shall consist of the remainder. Any fractional shares shall be paid in cash based on the Fair Market Value of Company Stock on the business day prior to the final payment date.

               (4) Dividend Equivalents. Dividend equivalents shall be credited on any deferred amounts that are payable in shares of Company Stock as and when a cash dividend is paid on shares of Company Stock, based on the Fair Market Value of Company Stock on the date on which the dividend is paid. Dividend equivalents shall be credited subsequently on the additional shares so credited. The additional shares shall be distributed at the times provided for payment of the deferred amounts.

               (5) Interest Equivalents. Interest equivalents shall be credited and compounded annually on any deferred fees which are payable in cash. Calculation of the interest equivalents shall be based on the average of the prime rate published in the Wall Street

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Journal as of the end of each of the prior four quarters, unless the Board determines otherwise. Interest equivalents shall be paid to Directors at the times provided for payment of the deferred amounts.

         8. Persons Subject to Taxation Outside the United States

         With respect to Directors who are subject to taxation in countries other than the United States, the Board may make Grants or allow deferrals on such terms and conditions as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Board may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with the laws of countries in which Directors are subject to taxation.

         9. Withholding of Taxes

         Amounts payable under the Plan shall be subject to any applicable tax withholding requirements. Tax withholding requirements may be satisfied in any of the following ways: (i) the Company may deduct from any amounts payable in cash (under the Plan or otherwise) any taxes required by law to be withheld;
(ii) the Director may elect to have shares withheld up to an amount that does not exceed the Director's minimum applicable withholding tax rate; (iii) the Director may tender shares of Company Stock owned by the Director; or (iv) the Director may satisfy the Company's withholding tax obligations by such other method as the Board may approve.

         10. Transferability of Grants

         Only the Director may exercise rights under a Grant during the Director's lifetime, and a Director may not transfer rights with respect to Grants or deferrals except by will, by the laws of descent and distribution or pursuant to a written beneficiary designation filed with the Company. When a Director dies, the personal representative or other person entitled to succeed to the rights of the Director may exercise such rights. A successor must furnish proof satisfactory to the Company of his or her right to receive the Grant or deferrals under the Director's will, under the applicable laws of descent and distribution or under the applicable beneficiary designation.

         11. Change of Control of the Company

         As used herein, a "Change of Control" shall mean:

               (1) The acquisition by any individual, entity or group ("Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 33% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the

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then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute a Change in Control:
(A) any acquisition by the Company, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this
Section 11 shall be satisfied; and provided further that, for purposes of clause
(A), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 33% or more of the Outstanding Company Common Stock or 33% or more of the Outstanding Company Voting Securities by reason of any acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change of Control;

               (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least three-quarters of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

               (3) Approval by the stockholders of the Company of a reorganization, merger or consolidation involving the Company unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, directly or indirectly, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each

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other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of common stock of such corporation or 33% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or


               (4) (i) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be,
(B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of common stock thereof or 33% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition (or were approved directly or indirectly by the Incumbent Board).



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          12. Consequences of a Change of Control

               (1) Notice and Acceleration. Upon a Change of Control, unless the Board determines otherwise, (i) all outstanding Options shall automatically accelerate and become fully exercisable and (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse.

               (2) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

               (3) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Board may take one or both of the following actions: the Board may (i) require that Directors surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Director's unexercised Options exceeds the Exercise Price of the Options, or (ii) after giving Directors an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Board deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Board may specify.

               (4) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Board shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

     13. Requirements for Issuance or Transfer of Shares

     No Company Stock shall be issued or transferred hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Grant or deferral hereunder on the Director's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as

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may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     14. Amendment and Termination of the Plan

               (1) Amendment. The Board may amend or terminate the Plan at any time.

               (2) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board.

               (3) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan shall not materially impair the rights of Directors under then outstanding Grants or deferrals unless the Director consents or unless the Board acts under Section 20(a). The termination of the Plan shall not impair the power and authority of the Board with respect to outstanding Grants or deferrals. Whether or not the Plan has terminated, an outstanding Grant or deferral may be terminated or amended under Section 20(a) or may be amended by agreement of the Company and the Director consistent with the Plan.

               (4) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     15. Funding of the Plan

               (1) This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund with respect to the Plan or to make any segregation of assets to assure the payment of any Grants or deferrals under this Plan. The Directors shall in all respects be general creditors of the Company with respect to amounts not yet paid or distributed under the Plan.

               (2) The Company may establish a trust (the "Trust") and may make contributions to the Trust from time to time to provide itself with a source of funds to assist it in meeting its liabilities under this Plan. The assets held in the Trust shall be subject to the claims of the Company's creditors in the event the Company becomes insolvent. The Company may vote any shares of Company Stock held by the Trust as directed by the Directors in proportion to their deferred amounts which are payable in shares of Company Stock.

               (3) Grants, deferred amounts, interest equivalents and dividend equivalents hereunder shall not be subject to the debts or liabilities of any Director, nor shall

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such amounts be subject to sale, transfer, assignment, pledge, levy, claim, garnishment, attachment or encumbrance of any kind by the Director, whether voluntary or involuntary.

     16. Rights of Participants

     Nothing in this Plan shall entitle any Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the service of the Company or any employment rights.

     17. No Fractional Shares

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     18. Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     19. Effective Date of the Plan

     The amended and restated Plan shall be effective as of April 18, 2000.


     20. Miscellaneous

               (1) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under the Plan be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. It is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any legal requirement of section 16 of the Exchange Act as set forth in the Plan ceases to be required under section 16 of the Exchange Act, that Plan provision shall cease to apply. The Board may revoke any Grant or deferral if it is contrary to law or modify a Grant or deferral to bring it into compliance with any valid and mandatory government regulation. The Board may, in its sole discretion, agree to limit its authority under this Section.

               (2) Governing Law. The validity, construction, interpretation and effect of the Plan, Grant Instruments and election forms issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.




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